Exhibit 99.1

Independent Auditor’s Report

The Shareholders and Board of Directors

Chicago Tube and Iron Company

Romeoville, Illinois

We have audited the accompanying balance sheet of Chicago Tube and Iron Company as of November 30, 2010, and the related statements of income, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chicago Tube and Iron Company as of November 30, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Clifton Gunderson, LLP

Peoria, Illinois

January 21, 2011

CHICAGO TUBE AND IRON COMPANY

BALANCE SHEET

AS OF NOVEMBER 30, 2010

2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,413,711
Investment securities (Note 3)	8,686,210
Accounts receivable (net of allowance for doubtful accounts of $366,745)	17,481,738
Inventories (Note 4)	29,498,337
Refundable income taxes	777,106
Deferred income taxes (Note 10)	642,164
Assets held for sale (Note 6)	1,159,389
Other current assets	150,378

Total current assets	67,809,033

PROPERTY, PLANT, AND EQUIPMENT (Note 5)	49,484,629

OTHER ASSETS	2,164,384

TOTAL ASSETS	$119,458,046

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt (Note 8)	$730,000
Accounts payable	8,811,467
Accrued liabilities	8,272,023

Total current liabilities	17,813,490

LONG-TERM LIABILITIES
Long-term debt, less current maturities (Note 8)	5,880,000
Interest rate swap settlement (Note 8)	488,945
Deferred compensation (Note 12)	1,122,695
Deferred income taxes (Note 10)	8,491,575

Total long-term liabilities	15,983,215

Total liabilities	33,796,705

SHAREHOLDERS’ EQUITY
Common stock (Note 9)	1,882
Additional paid-in capital	2,081,371
Accumulated other comprehensive loss	(308,557)
Retained earnings	83,886,645

Total shareholders’ equity	85,661,341

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$119,458,046

The accompanying notes are an integral part of the financial statements.

CHICAGO TUBE AND IRON COMPANY

INCOME STATEMENT

YEAR ENDED NOVEMBER 30, 2010

2010
NET SALES	$183,266,566
COST OF SALES	135,583,264

Gross margin	47,683,302

OPERATING EXPENSES
Warehousing	8,956,510
Selling	4,931,464
Transportation	6,728,702
General and administrative	20,071,511

Total operating expenses	40,688,187

LOSS ON SALE OF PROPERTY, PLANT, AND EQUIPMENT	(39,378)

Operating income	6,955,737
OTHER INCOME (EXPENSE)
Interest income	322,950
Other income (expense)	(169,133)
Interest expense	(295,320)

Income before income taxes	6,814,234

INCOME TAXES (Note 10)
Current	771,377
Deferred	2,093,060

2,864,437

NET INCOME	$3,949,797

The accompanying notes are an integral part of the financial statements.

CHICAGO TUBE AND IRON COMPANY

STATEMENT OF SHAREHOLDERS’ EQUITY

YEAR ENDED NOVEMBER 30, 2010

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Retained
	Shares	Amount	Capital	Loss	Earnings	Total
BALANCE, NOVEMBER 30, 2009	198,003	1,980	5,028,665	(291,042)	80,440,505	85,180,108

Comprehensive income (loss):
Net income	—	—	—	—	3,949,797	3,949,797
Other comprehensive loss:
Unrealized loss on interest rate swap agreement, net of tax benefit of $4,613	—	—	—	(7,214)	—	(7,214)
Unrealized loss on available-for-sale investment securities, net of tax benefit of $6,585	—	—	—	(10,301)	—	(10,301)

Total comprehensive income						3,932,282

Cash dividends, $2.60 per share	—	—	—	—	(503,657)	(503,657)
Repurchase of 9,792 shares	(9,792)	(98)	(2,947,294)	—	—	(2,947,392)

BALANCE, NOVEMBER 30, 2010	188,211	$1,882	$2,081,371	$(308,557)	$83,886,645	$85,661,341

The accompanying notes are an integral part of the financial statements.

CHICAGO TUBE AND IRON COMPANY

STATEMENT OF CASH FLOWS

YEAR ENDED NOVEMBER 30, 2010

2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,949,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,880,212
Amortization of debt issuance costs	10,965
Provision for doubtful accounts	242,368
Realized gains from sale of investment securities	(40,053)
Loss on sale of equipment	39,378
Deferred income taxes	2,093,060
Effects of changes in operating assets and liabilities:
Accounts receivable	(5,722,880)
Inventories	(6,994,737)
Refundable income taxes	(81,123)
Other current assets	42,872
Accounts payable	2,820,869
Other liabilities	662,083

Net cash provided by operating activities	902,811

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in other assets	(342,873)
Proceeds from sale of investment securities	5,200,971
Purchases of investment securities	(13,864,014)
Proceeds from sale of equipment	20,000
Purchases of property, plant, and equipment	(3,370,911)

Net cash used in investing activities	(12,356,827)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(705,000)
Repurchase of common stock	(2,947,392)
Dividends paid	(503,657)

Net cash used in financing activities	(4,156,049)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(15,610,065)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	25,023,776

CASH AND CASH EQUIVALENTS, END OF YEAR	$9,413,711

CHICAGO TUBE AND IRON COMPANY

STATEMENT OF CASH FLOWS

YEAR ENDED NOVEMBER 30, 2010

2010
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$296,918

Income taxes paid	$852,500

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES
Fair value adjustment to investment securities	$10,301

Adjustment to interest rate swap	$7,214

The accompanying notes are an integral part of the financial statements.

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 1 - NATURE OF BUSINESS

Chicago Tube and Iron Company (the Company) operates in two primary business segments within the metals industry: distribution of steel tubing, cold finished bar, pipe, valves and fittings; and the fabrication of pressure parts supplied to various industrial markets, primarily consisting of power generation specific to electric utilities as well as the waste to energy sectors. The Company’s metals distribution business is regional, supplying Midwest markets. To differentiate itself from competitors, the Company provides a variety of value-added services to its distribution product line. The Company’s fabrication operations serve national markets.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The more significant accounting policies used in the preparation of the financial statements are presented below.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Marketable Investment Securities

Management determines the appropriate classification of marketable equity and debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Investment securities are classified as available-for-sale when they are not held for resale in anticipation of short-term (generally 90 days or less) fluctuation in market price. They are stated at fair value and unrealized holding gains and losses are reported as a separate component of shareholders’ equity, net of related deferred income taxes. Realized gains and losses are included in the determination of net income.

Receivables

Trade accounts receivable consist of amounts billed to customers, net of an allowance for doubtful accounts. The Company deems accounts past due based on their contractual terms or based on payment history. There is no interest charged on accounts receivable.

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Receivables (Continued)

The allowance for doubtful accounts is estimated by management and is based on specific information about customer accounts, past loss experience, and general economic conditions. An account is charged off by management when deemed uncollectible, although collection efforts may continue.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally by the last-in, first-out (LIFO) method.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation is computed on accelerated and straight-line methods over the estimated useful lives of the related assets.

Debt Issuance Costs

The costs related to the issuance of debts are capitalized and amortized to interest expense over the life of the related debt. Debt issuance costs are included in other assets on the balance sheets.

Impairment of Long-Lived Assets

Long-lived assets, which consist primarily of property, plant, and equipment, are reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In cases in which undiscounted expected future cash flows are less than the carrying value, an impairment loss is recorded equal to the amount by which the carrying value exceeds the fair value of assets.

Income Taxes

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases.

Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are recognized only if it is more likely than not that a tax position will be realized or sustained upon examination by the relevant taxing authority. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years.

Revenue Recognition

The Company recognizes revenue upon shipment to third-party customers.

Interest Rate Swaps

The Company entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its long-term debt. The interest rate agreement matures at the same time as the related debt instrument matures. The adjustment to market value for the instrument is reported in accumulated other comprehensive loss in the statements of shareholders’ equity.

Comprehensive Income

Comprehensive income is defined as the change in equity during a period from transactions and other events from nonowner sources. Comprehensive income is the total of net income and other comprehensive income, which for the Company is comprised of unrealized gains and losses on investment in marketable equity securities and the market value for the interest rate swap.

Recent Accounting Pronouncements

On January 1, 2009, the Company adopted the Financial Accounting Standards Board’s new accounting requirements for accounting for uncertain tax positions. Under these new requirements, a tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The Company determined that it was not required to record a liability for unrecognized tax benefits as a result of implementing the new requirements.

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 3 - INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses, and fair values of available-for-sale securities held at November 30, 2010 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mutual Funds	$8,305,760	$5,969	$15,257	$8,296,472
International Bonds	397,336	4,358	11,956	389,738

Total investment securities	$8,703,096	$10,327	$27,213	$8,686,210

Proceeds from the sales of available-for sale securities during 2010 were $5,200,971. The realized gains from those sales was $40,053.

The amortized cost and estimated fair value of debt securities at November 30, 2010, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Due after one year through five years	$397,336	$389,738

The following table presents investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of November 30, 2010:

	Investments in a Continuous Unrealized Loss Position
	Less Than 12 Months		12 Months or More		Total
	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value
Mutual Funds	$15,257	$2,900,024	$—	$—	$15,257	$2,900,024

International Bonds	$11,956	$284,805	$—	$—	$11,956	$284,805

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 3 - INVESTMENT SECURITIES (CONTINUED)

There were two international bonds and one mutual fund in an unrealized loss position for less than 12 months. Management considered industry analyst reports, sector credit reports, and volatility in the markets in concluding that the unrealized losses as of November 30, 2010 were primarily the result of customary and expected fluctuations in the bond markets. As a result, all security impairments as of November 30, 2010 were considered temporary.

NOTE 4 - INVENTORIES

Inventories consist of the following:

2010
Finished goods and purchased products	$19,911,965
Work in process	9,586,372

$29,498,337

If the FIFO cost method had been used, inventories would have been approximately $13,126,000 higher at November 30, 2010.

NOTE 5 - PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following at November 30, 2010:

2010
Land	$5,971,050
Buildings and improvements	39,007,994
Warehouse equipment	34,755,429
Vehicles and office equipment	11,328,722
Construction in progress	125,228

91,188,423
Accumulated depreciation	(41,703,794)

$49,484,629

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 6 - ASSETS HELD FOR SALE

The Company’s long-lived assets held for sale are valued on an asset-by-asset basis at the lower of carrying amount or fair value less costs to sell. Depreciation on those assets held for sale has ceased. The assets held for sale are comprised of certain land, buildings, and equipment that are used in the Company’s Wisconsin and North Carolina operations. The assets held for sale are reported at their carrying amount.

NOTE 7 - NOTES PAYABLE

At November 30, 2010, the Company had an unsecured line of credit in the amount of $15,000,000, due May 2, 2011. The line bears interest at one month LIBOR plus one percent. There were no outstanding loans on this line at November 30, 2010.

The provisions of the credit agreement contain a funded debt to EBITDA ratio requirement.

NOTE 8 - LONG-TERM DEBT

The Company obtained financing from an $8 million Industrial Revenue Bond issued through the Stanly County, North Carolina Industrial Revenue and Pollution Control Authority. The proceeds of this bond were used to finance the acquisition of land and construction of a new facility in North Carolina. The bond matures in April 2018 with the option to provide principal payments annually, April 1. Interest is payable monthly, with a variable rate that resets weekly (.40 percent at November 30, 2010). As a security for payment of the bonds, the Company obtained a direct pay letter of credit issued by JPMorgan Chase Bank, N.A. in an original amount of $8 million. The letter of credit reduces annually by the principal reduction amount.

Principal payments on the bonds are optional. It is the Company’s intent to repay the bond as follows:

2011	$730,000
2012	755,000
2013	785,000
2014	810,000
2015	835,000
2016 and thereafter	2,695,000

6,610,000
Less current portion	730,000

Total	$5,880,000

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 8 - LONG-TERM DEBT (CONTINUED)

The Company entered into an interest rate swap agreement to reduce the impact of changes in interest rates on the above Industrial Revenue Bond. At November 30, 2010, the effect of the swap agreement on the bond was to fix the rate at 3.46 percent. The swap agreement matures April 2018, but is reduced annually by the amount of the optional principal payments on the bond. The Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreement. However, the Company does not anticipate nonperformance by the counterparties.

NOTE 9 - COMMON STOCK

There were 300,000 shares of $.01 par value common stock authorized at November 30, 2010.

NOTE 10 - INCOME TAXES

Income taxes computed at the statutory federal income tax rate of 34 percent differ from the provision for income taxes reflected in the financial statements. A reconciliation of income taxes computed at the statutory rate with the provision is as follows:

2010
Income taxes computed at the statutory rate	$2,316,840
State income taxes, net of federal income tax benefit	457,876
Nondeductible permanent differences	12,178
Other	77,543

$2,864,437

The Company files income tax returns in the U.S. federal jurisdiction and eight states. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years before 2007.

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 10 - INCOME TAXES (CONTINUED)

Deferred income tax assets and liabilities consisted of the following at November 30, 2010:

2010
Deferred tax assets:
Capitalized inventory costs	$280,428
Accrued vacation	381,367
Allowance for doubtful accounts	143,031
Interest rate swap settlement	190,689
Unrealized loss on investment securities	6,585
Deferred compensation	417,310

Total deferred tax assets	1,419,410

Deferred tax liabilities:
Cash discounts	(131,889)
Prepaid expenses	(37,358)
Deferred gain on sale of property, plant, and equipment	(3,141,691)
Depreciation	(5,957,883)

Total deferred tax liabilities	(9,268,821)

Net deferred tax asset (liability)	$(7,849,411)

The net deferred tax asset (liability) is presented in the accompanying balance sheet as follows:

2010
Current deferred income taxes	$642,164
Noncurrent deferred income taxes	(8,491,575)

$(7,849,411)

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 11 - LEASES

The Company leases trucks, automobiles, warehouse facilities, and office equipment under operating leases that generally expire over various periods of time ranging from month-to-month to seven years. Rent expense for all Company lease arrangements was $1,827,185 for the year ended November 30, 2010.

Minimum annual lease rentals for the years subsequent to November 30, 2010 for leases expiring beyond one year are as follows:

2011	$1,524,613
2012	1,404,375
2013	453,883

$3,382,871

NOTE 12 - BENEFIT PLANS

The Company has a qualified, contributory profit sharing plan covering full-time employees who are twenty-one years of age and over and who have completed one year of service. The Company’s contribution is a discretionary amount determined annually by the Board of Directors. In addition, the plan provides for matching contributions of 50 percent of each employee’s 401(k) plan deposits up to 3 percent of their respective wages and 20 percent of each employee’s 401(k) plan deposits from 3 percent to 6 percent of their respective wages. Discretionary contributions into the profit sharing portion of the plan for the year ended November 30, 2010 were $300,000. Employer matching contributions to the 401(k) portion of the plan for the year ended November 30, 2010 were $-0-. For the period March 1, 2009 through November 30, 2010, the Company suspended employer matching contributions. The matching contributions were reinstated on January 1, 2011.

The Company contributes to various multi-employer pension plans under collective bargaining agreements. Expense for these plans approximated $84,000 in 2010.

On January 1, 2006, the Company adopted an unfunded, nonqualified deferred compensation plan for a select group of management. The Plan allows for both Company and employee contributions to the Plan. Since inception of the Plan, only employee deferrals have been made. Employee deferrals to the Plan were $260,180 for the year ended November 30, 2010.

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 13 - SELF-INSURANCE

The Company is partially self-insured for medical and prescription drug claims. The Company has purchased stop-loss insurance coverage for individual claims in excess of $100,000 for 2010 and aggregate excess coverage for any losses in excess of approximately $3,550,000 for the year ended November 30, 2010.

NOTE 14 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL STATEMENTS

The Company’s financial instruments consist principally of cash, investments, accounts receivable, accounts payable, long-term debt, and an interest rate swap agreement. There are no significant differences between the carrying value and fair value of any of these financial instruments.

In determining fair value, the Company uses various valuation approaches within the required fair value measurement framework. Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.

The Company uses a hierarchy for inputs when measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Defined levels within the hierarchy are based on the reliability of inputs as follows:

•	Level 1 - Valuations based on unadjusted quoted prices for identical assets or liabilities in active markets;

•	Level 2 - Valuations based on quoted prices for similar assets or liabilities or identical assets or liabilities in less active markets, such as dealer or broker markets; and

•

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable, such as pricing models, discounted cash flow models, and similar techniques not based on market, exchange, dealer or broker-traded transactions.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, follows:

Investment securities listed on a national market or exchange are valued at the last sales price, or if there is no sale and the market is still considered active, the last transaction price before year-end. Such securities are classified within Level 1 and Level 2 of the valuation hierarchy.

The fair value of the swap agreement is estimated by a third party using a model that builds a yield curve from market data for actively traded securities at various times and maturities and takes into account current interest rates and current credit worthiness of the respective counterparties. The interest rate swap is classified within Level 2 of the valuation hierarchy.

CHICAGO TUBE AND IRON COMPANY

NOTES TO FINANCIAL STATEMENTS

November 30, 2010

NOTE 14 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL STATEMENTS (CONTINUED)

The following tables set forth financial assets and liabilities measured at fair value in the accompanying balance sheet and the respective levels to which the fair value measurements are classified within the fair value hierarchy as of November 30, 2010:

	November 30, 2010
	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Interest rate swap	$—	$488,945	$—	$488,945

Investment securities:
Mutual funds	$8,296,472	$—	$—	$8,296,472
International bonds	—	389,738	—	389,738

Total investment securities	$8,296,472	$389,738	$—	$8,686,210

NOTE 15 - CONCENTRATIONS

The Company maintains its cash accounts with several banks. At November 30, 2010, cash balances were insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor per bank. At times, balances in these accounts may exceed federally insured limits.

NOTE 16 - SUBSEQUENT EVENTS

Management evaluated subsequent events through January 21, 2011, the date the financial statements were available to be issued.